UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934, as amended.

Date of Report (Date of earliest event reported): February 4, 2014

ML CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	6199	33-1219511
(State or Other Jurisdiction	(Primary Industrial	(IRS Employer
of Incorporation)	Classification Number)	Identification Number)

16810 East Avenue of the Fountains, Suite 120

Fountain Hills, Arizona. 85268

(480) 816-5308

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa Nelson

President and Chief Executive Officer

ML Capital Group, Inc.

16810 East Avenue of the Fountains, Suite 120

Fountain Hills, Arizona. 85268

(480) 816-5308

(Address, including zip code, and telephone number, including area code, of agent for service)

All statements contained in this Current Report or in the exhibits furnished with this Current Report, other than statements of historical fact, are forward-looking statements. These statements speak only as of the date of this Current Report and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: our relationships with strategic partners; difficulties in integrating acquired businesses; changes in economic, political or regulatory conditions or other trends; and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. Except as required by applicable laws or regulations, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Board of Directors of ML Capital Group, Inc. (the “Company”) announced as of January 14, 2014, that it elected Mrs. Louise Levarak as a member of the Board of Directors of the Company. Mrs. Levarek was elected as a Director of the Company under section 3.1 of the Company’s Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ML CAPITAL GROUP, INC.

Dated: February 4, 2014	By:	/s/ Lisa Nelson
Lisa Nelson
President and Chief Executive Officer